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                                                                   Exhibit 10.28


This CONSULTING AGREEMENT (the "Agreement"), made this first day of July, 1996, is entered into by American Superconductor Corporation of Westborough, Massachusetts (hereinafter together with its successors and assigns "ASC"), and The Baciocco Group, (the "Consultant), located at 747 Pitt Street, Mt. Pleasant, SC.

                                  INTRODUCTION

ASC desires to retain the services of the Consultant and the Consultant desires to perform certain services of ASC. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services. The consultant agrees to perform such consulting, advisory and related services to and for ASC as may be reasonably requested from time to time by ASC. During the Consultation Period (as defined below), the Consultant shall not engage in any activity that has a conflict of interest with ASC, including any competitive employment, business or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with ASC.

2.       Term.

         2.1 This Agreement shall commence on the date hereof and shall continue for a 12-month period ending on June 30, 1997 (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

         2.2 This agreement does not constitute an offer of permanent employment to the Consultant by ASC and does not obligate ASC to employ the Consultant for a period of time other than that specified in section 2.1.

3.       Compensation

         3.1 Consulting Fees. ASC shall pay to the Consultant a retainer of $10,000.00, in quarterly increments of $2,500.00, payable on the 15th day of the first month of each quarter.

         3.2 Reimbursement of Expenses. ASC shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to ASC itemized monthly statements with appropriate receipts, in a form satisfactory to ASC, of such expenses incurred in the previous month. ASC shall pay the Consultant amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $2,000.00 without prior written approval of ASC.
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         3.3 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of ASC.

4. Termination. ASC may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his obligations under this Agreement, terminate the Consultation Period upon 30 days' prior written notice to the Consultant. In the event of such termination, the Consultant shall be entitled to payment of services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against ASC. Notwithstanding the foregoing, ASC may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Section 6.

5. Cooperation. The Consultant shall use his best efforts in the performance of his obligation under this Agreement. ASC shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with ASC's personnel, shall not interfere with the conduct of ASC's business and shall observe all rules, regulations and security requirements of ASC concerning the safety of persons and property.

6. Inventions and Proprietary Information.

         6.1  Inventions.

                  (a) All inventions, discoveries, computer programs, data, technology, designs, innovations an and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of ASC which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the Consultation Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of ASC. The Consultant hereby assigns ASC all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere and appoints any officer of ASC as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. All such Inventions shall, to the extent permitted by law, be regarded as "work for hire". Upon the request of ASC and at ASC's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to ASC and to assist ASC in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

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                  (b) The Consultant shall promptly disclose to ASC all
Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by ASC) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of ASC at all times.

         6.2      Proprietary Information

                  (a) The Consultant acknowledges that his relationship with ASC is one of high trust and confidence and that in the course of his service to ASC he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

                  (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by ASC, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to ASC.

                  (c) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by ASC without restrictions on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of ASC.

                  (d) Upon termination of this Agreement or at any other time upon request by ASC, the Consultant shall promptly deliver to ASC all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of ASC.

                  (e) The Consultant represents that his retention as a consultant with ASC and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets of confidential or proprietary information of his or of any other confidential or proprietary information of his or of any other party or to refrain from competing, directly or

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indirectly, with the business of any other party. The Consultant shall not disclose to ASC any trade secrets or confidential or proprietary information of any other party.

                  (f) The Consultant acknowledges that ASC from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on ASC regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of ASC under such agreements.

         6.3 Remedies. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to ASC for which ASC cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, ASC shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

7. Export Regulations. All technical data or commodities of United States origin made available directly or indirectly hereunder for use outside the United States shall be used subject to and in accordance with any applicable laws and regulations of the departments and agencies of the United States Government. The Consultant agrees not to reexport, directly or indirectly, any technical data of United States origin acquired from the AMERICAN SUPERCONDUCTOR or any commodities using such data to any destination requiring United States Government approval for such reexport until a request for approval has been submitted to and granted by the United States Government.

8. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of ASC. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, ASC or to bind ASC in any manner.

9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

10. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

12. Amendment. This Agreement may be amended or modified only by a written instrument executed by both ASC and the Consultant.

13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

14. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, ASC may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

15. Miscellaneous.

         15.1 No delay or omission by ASC in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by ASC on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         15.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


AMERICAN SUPERCONDUCTOR
   CORPORATION                              CONSULTANT

By:      /s/ G. J. Yurek                    By:   /s/ A. J. Baciocco, Jr.
    -----------------------------               -------------------------------
Its:     President                          Its:   President
    -----------------------------               -------------------------------
         G. J. Yurek                               A.J. Baciocco, Jr.
    -----------------------------               -------------------------------
         (print name)                              (print name)

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